UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 4, 2009

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 4, 2009, the Board of Directors of Overstock.com, Inc. (the “Company”) authorized the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”), to, among other things, (i) amend existing provisions providing for advance notice of stockholder proposals and nominations (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and proposals brought (or nominations made) by or at the direction of the Board of Directors) in order to provide the Company and its stockholders with expanded and updated information that may be material to stockholders’ evaluation of such proposals and nominees, including, among other things, expanded disclosure regarding director nominees and proponents’ economic, voting and other interests and relationships, including derivative securities, voting arrangements, short positions or other interests, related to the Company and its shares.

A copy of the Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text thereof.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits.

The following exhibit is furnished with this report:

3.1     Amended and Restated Bylaws of Overstock.com, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Steve Chesnut
Steve Chesnut
Senior Vice President, Finance
Date: February 4, 2009